Exhibit 10.1
MIDWEST BANC HOLDINGS, INC.
STOCK AND INCENTIVE PLAN
ADOPTED BY THE BOARD OF DIRECTORS MARCH 23, 2005
APPROVED BY STOCKHOLDERS MAY 18, 2005
AMENDED BY STOCKHOLDERS AS OF MAY 3, 2006
ARTICLE I
ARTICLE III ESTABLISHMENT, PURPOSE, DURATION AND EFFECTIVE DATE
     1.1 Establishment of the Plan. Midwest Banc Holdings, Inc., a Delaware corporation (hereinafter referred to as the “Company”), adopted the Midwest Banc Holdings, Inc. Stock and Incentive Option Plan, f/k/a Midwest Banc Holdings, Inc. 1996 Stock Option Plan (the “Plan”), effective November 19, 1996. The Company now wishes to amend and restate the Plan to make such changes in the Plan necessary to: increase the number of shares of Common Stock that may be issued pursuant to Awards under the Plan to 2,500,000 (Article IV), add Stock Appreciation Rights (Article VII), Restricted Stock (Article VIII), and Restricted Stock Units (Article IX), to extend the duration of the Plan to March 23, 2015 (Section 1.3), and to allow Non-Employee Directors to participate in the Plan (Article V). Inasmuch as the 10-year duration of the Incentive Stock Option plan will expire on November 18, 2006 and no Incentive Stock Options have been granted under the Plan, the Incentive Stock Option plan is terminated and a new Incentive Stock Option plan is hereby established in this amended and restated Plan.
     1.2 Purpose of the Plan. The purpose of this Plan is to benefit the Company and its Subsidiaries by enabling the Company to offer to certain present and future executives, key employees, and Non-Employee Directors stock based incentives in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or its Subsidiaries.
     1.3 Duration of the Plan. The Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article XIII hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. Unless sooner terminated, the Plan shall terminate on the date before the tenth anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan after the Plan is terminated.
     1.4 Effective Date. The Plan as amended and restated shall become effective on March 23, 2005, but no Awards shall be granted unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve months before or after the date the Plan is adopted by the Board.
ARTICLE II
DEFINITIONS
     2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
     “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units.
     “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions, limitations and provisions applicable to Awards granted under this Plan, as shall be determined by the Committee.

     “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, or any successor rule or regulation promulgated under the Exchange Act.
     “Board” means the Board of Directors of the Company.
     “Cause” means, with respect to termination of a Participant’s employment (or status as a Non-Employee Director), the occurrence of any one or more of the following, as determined by the Committee, in the exercise of good faith and reasonable judgment:
     (i) In the case where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award, or where there is such an agreement but the agreement does not define “cause” (or similar words) or where a “cause” termination would not be permitted under such agreement at that time because other conditions were not satisfied, the termination of an employment due to the (a) willful and continued failure or refusal by the Participant to substantially perform assigned duties (other than any such failure resulting from the Participant’s Disability), (b) the Participant’s dishonesty or theft, (c) the Participant’s violation of any obligations or duties under any employment agreement, (d) the Participant’s gross negligence or willful misconduct, or (e) the Participant’s suspension or termination due to the direction of any authorized bank regulatory agency that the Participant be relieved of his duties and responsibilities to the Company or a Subsidiary.
     (ii) In the case where there is an employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award that defines “cause” (or similar words) and a “cause” termination would be permitted under such agreement at that time, the termination of an employment arrangement that is or would be deemed to be for “cause” (or similar words) as defined in such agreement.
     (iii) In the case of a Non-Employee Director, the removal of the Non-Employee Director pursuant to a vote of the stockholders of the Company or the removal of a Non-Employee Director pursuant to a direction received from any authorized bank regulatory agency.
     No act or failure to act on a Participant’s part shall be considered willful unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.
“Change Of Control” means the occurrence of any one or more of the following events:
     (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person (an “Acquiror”) and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by persons who were stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;
     (ii) The Company sells all or substantially all of its business and/ or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interests are owned in the aggregate by persons who were stockholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror;
     (iii) Any person or group (as the terms “person” and “group” are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder) has become the Beneficial Owner of more than 50% of the issued and outstanding shares of voting securities of Company, other than (a) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Subsidiary or (b) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company;
     (iv) Individuals who are members of the Incumbent Board cease to constitute a majority of the Board. For this purpose, “Incumbent Board” means (a) the members of the Board of Directors of the Company on the Effective Date and (b) any individual who becomes a member of the Board after the Effective Date, if such individual’s election or nomination for election as a Director was approved by the affirmative vote of the then Incumbent Board; or
     (v) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred under paragraphs (i), (ii), (iii), (iv) and (v) above.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto, and the rules and regulations thereunder.
     “Committee” means the Committee as specified in Article III herein appointed by the Board to administer the Plan with respect to grants of Awards.
     “Common Stock” or “Shares” means the common stock, $0.01 par value per share, of the Company.
     “Company” means Midwest Banc Holdings, Inc., a Delaware corporation, as well as any successor to the Company which shall maintain this Plan as provided in Article XVI herein.
     “Director” means any individual who is a member of the Board. Notwithstanding the foregoing, a Non-Employee Director who, with the approval of the Board or the Committee, enters into a continuing participant agreement with the Company or a Subsidiary effective upon such person ceasing to be a Non-Employee Director, shall continue to be a Non-Employee Director for purposes of this Plan and shall not be deemed to incur a termination of directorship during the term of such continuing participant agreement.
     “Disability” means the permanent and total disability of a person as defined in Section 22(e)(3) of the Code and shall be determined by the Committee upon receipt of competent medical advice from one or more individuals selected by the Committee who are qualified to give professional medical advice.
     “Early Retirement” means the Participant’s termination of employment with the Company and its Subsidiaries (for reasons other than Cause) on or after attaining age 55 having completed five or more years of employment with the Company or its Subsidiaries.
     “Effective Date” means March 23, 2005, except as otherwise provided herein.
     “Employee” means any full-time salaried employee (including officers and directors) of the Company and its Subsidiaries, including Subsidiaries which become such after adoption of the Plan. Mere service as a Director or payment of a Director’s fee by the Company or a Subsidiary, however, shall not be sufficient to qualify such Director as an “Employee” of the Company or a Subsidiary. Notwithstanding the foregoing, a full-time salaried employee who, with the approval of the Board or the Committee, enters into a continuing participant agreement with the Company or a Subsidiary effective upon such person ceasing to be a full-time salaried employee, shall continue to be an Employee for purposes of this Plan and shall not be deemed to incur a termination of employment during the term of such continuing participant agreement; provided, however, that for purposes of Incentive Stock Options, the term “Employee” does not include any person who is not an “employee” within the meaning of Section 422 of the Code.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto, and the rules and regulations thereunder.

     “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
     (i) If the Common Stock is at the time traded on the NASDAQ National Market System (or any similar system or exchange), then the Fair Market Value shall be the average of the highest and lowest prices of the Common Stock as reported by the consolidated tape of the NASDAQ National Market System (or any similar system or exchange) on the date of determination. In the event that there are no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions.
     (ii) If the Common Stock is regularly quoted on an automated quotation system (including OTB Bulletin Board) or by a recognized securities dealer, then the Fair Market Value shall be the closing sales price for the shares as quoted on such system on the date of determination. If selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable.
     (iii) In the absence of an established market for the Common Stock of the type described in paragraphs (i) and (ii) above, the Fair Market Value thereof shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.
     “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article VI hereof and which is designated as an Incentive Stock Option and which qualifies as an ISO under Section 422 of the Code and the regulations promulgated thereunder.
     “Non-Employee Director” means a Director who is not also a current Employee.
     “Nonqualified Stock Option” or “NQSO” means an option to purchase Common Stock of the Company other than an Incentive Stock Option described in Section 422 of the Code that satisfies the following requirements: (1) the amount required to purchase the Common Stock under the Nonqualified Stock Option (the exercise price) may never be less than the Fair Market Value of the underlying Common Stock on the date the Nonqualified Stock Option is granted; (2) the receipt, transfer or exercise of the Nonqualified Stock Option is subject to taxation under Section 83 of the Code; and (3) the Nonqualified Stock Option does not include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the option under Section 1.83-7 of the Treasury regulations.
     “Option” means an ISO or a NQSO granted pursuant to the Plan.
     “Participant” means a holder of an outstanding Award granted under the Plan.
     “Period of Restriction” means the period during which the transfer of Restricted Stock or Restricted Stock Units is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion).
     “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.
     “Related” means (i) in the case of an SAR or other right, an SAR or other right which is granted in conjunction with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another right and (ii) in the case of an Option, an Option with respect to which and to the extent an SAR or other right is exercisable, in whole or in part, in lieu thereof.
     “Restricted Stock” means Shares granted under Article VIII herein.
     “Restricted Stock Unit” means a unit granted under Article IX evidencing the right to receive either Common Stock or a cash payment equal to the Fair Market Value of a Share (or a combination thereof) at some future date.

     “Retirement” means the Participant’s termination of employment with the Company or its Subsidiaries (for reasons other than Cause) on or after the date the Participant attains age 65 or, in the case of a Non-Employee Director, it means the cessation of the Non-Employee Director’s duties as a Director due to his decision to resign or not stand for re-election or due to the Board of Directors decision not to reslate him for election as a Director (other than for Cause).
     “Rule 16b-3” means Rule 16b-3 or any successor or comparable rule or rules applicable to Awards granted under the Plan promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act.
     “Stock Appreciation Right” or “SAR” means a right to receive upon exercise an amount payable in Shares. An SAR issued under the Plan must meeting the following requirements: (1) the value of the Common Stock the excess over which the right provides for payment upon exercise (the SAR exercise price) may never be less than the fair market value of the underlying Common Stock on the date the right is granted; (2) the Common Stock subject to the right is traded on an established securities market; (3) only such traded Common Stock may be delivered in settlement of the right upon exercise; and (4) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.
     “Subsidiary” means any corporation, partnership, joint venture, affiliate, or other entity in which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interests.
     2.2 Gender And Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.
     2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
ARTICLE III
ADMINISTRATION
     3.1 The Committee. The Plan shall be administered by the Board of Directors acting as a committee or by the Compensation Committee of the Board of Directors, or by any other Committee appointed by the Board of Directors. The Committee administering the Plan shall consist of two or more Directors who are (i) “non-employee directors” as the term (or any similar successor) is defined in Rule 16b-3, and (ii) “outside directors” within the meaning of Section 162(m) of the Code.
     3.2 Authority of the Committee. Except as limited by law or by the amended and restated Certificate of Incorporation (the “Certificate”) or the amended and restated By-laws (the “By-laws”) of the Company, and subject to the provisions herein, the Committee (acting by majority action (whether taken during a meeting or by written consent)) shall have full and complete discretionary power to:
•	select Employees and Non-Employee Directors to whom Awards will be provided;

•	determine the number, sizes and types of Awards, the date the Awards may be exercised and the date on which the risk of forfeiture shall lapse, the acceleration of any such dates and the expiration date of an Award;

•	determine the terms and conditions of Awards in a manner consistent with the Plan;

•	determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other means or a combination thereof;

•	construe and interpret the Plan and any agreement or instrument entered into under the Plan;

•	establish, amend, or waive rules and regulations for the Plan’s administration;

•	(subject to the provisions of Article XIII herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan; and

•	make all other determinations which may be necessary or advisable for the administration of the Plan.
     3.3 Manner of Exercise of Committee Authority; Subcommittees. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Section 162(m) of the Code as performance-based compensation, in which case the subcommittee shall be subject to and have authority granted hereunder to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder.
     3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.
ARTICLE IV
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS
     4.1 Shares Available For Awards. (a) Subject to adjustment as provided in Section 4.4, the aggregate number of Shares which may be issued or used for reference purposes over the term of the Plan shall not exceed 3,900,000 Shares (inclusive of shares issued prior to March 23, 2005), which may be either authorized and unissued Shares or Shares held in or reacquired for the treasury of the Company.
          (b) All of the Shares may be issued under Awards which are Restricted Stock or Restricted Stock Units. Such number of shares shall be subject to adjustment upon occurrence of any of the events indicated in Section 4.4.
          (c) Of the aggregate number of Shares available for Awards set forth in paragraph (a), the total number of Shares of Company Stock with respect to which Incentive Stock Option Awards may be granted shall not exceed 1,037,846 Shares.
     4.2 Reuse. If, and to the extent:
     (i) an Option shall expire, terminate, lapse or be cancelled for any reason without having been exercised in full (including, without limitation, cancellation and re-grant), or in the event that an Option is exercised or settled in a manner such that some or all of the Shares related to the Option are not issued to the Participant (or beneficiary) (including as the result of a Share-for-Share exercise or the use of Shares for withholding taxes), the Shares subject thereto which have not become outstanding shall (unless the Plan shall have terminated) remain available for issuance under the Plan; or
     (ii) any Awards under the Plan are forfeited for any reason, or settled in cash in lieu of Shares or in a manner such that some or all of the Shares related to the Award are not issued to the Participant (or beneficiary) (including as a result of the use of Shares for tax withholding), such Shares shall (unless the Plan shall have terminated) remain available for issuance under the Plan, except as provided in Section 7.2 which relates to the exercise of SARs in conjunction with Options.
     4.3 Individual Participant Limitations. (a) Subject to adjustment as provided in Section 4.4 herein, the maximum aggregate number of Shares that may be granted with respect to Options or SARs in any one fiscal year to a Participant shall be 150,000. To the extent required by Section 162(m) of the Code or the Treasury regulations thereunder, in applying the foregoing limitations with respect to a Participant, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Participant. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.
          (b) No Participant may be granted, during any fiscal year, Awards consisting of Shares or units denominated in such shares (other than any Awards consisting of Options or SARs) covering or relating to more than 150,000 Shares, subject to adjustment pursuant to the provisions of Section 4.4 hereof.
     4.4 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, stock dividend, recapitalization, or a corporate transaction, such as any merger, consolidation, combination, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, an adjustment shall be made in the number and class of Shares available for Awards, the number and class of and/ or price of Shares subject to outstanding Awards granted under the Plan and the number of Shares set forth in Sections 4.1, 4.2 and 4.3, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.
ARTICLE V
ELIGIBILITY AND PARTICIPATION
     5.1 Eligibility. The persons eligible to participate in this Plan are as follows:
          (i) Employees; and
          (ii) Non-Employee Directors.
     Notwithstanding the foregoing, only Employees are eligible to receive Incentive Stock Options.
     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee shall have full authority to determine which eligible persons are to receive Awards and the nature and amount of each Award.
ARTICLE VI
STOCK OPTIONS
     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Non-Employee Directors at any time and from time to time as determined by the Committee in its sole discretion; provided, however, that Non-Employee Directors shall not be eligible to receive Incentive Stock Options. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant.
     6.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. In the event the Award Agreement does not set forth when each Option expires and becomes unexercisable, then the Option evidenced thereby shall expire and become unexercisable in accordance with the provisions of Section 6.4. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
     6.3 Exercise Price. Subject to the provisions of this Section 6.3, the exercise price for each Option shall be determined by the Committee in its sole discretion.

          (a) Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the exercise price shall be not less than the Fair Market Value of a Share on the date of the grant.
          (b) Incentive Stock Options. In the case of an Incentive Stock Option, the exercise price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the grant; provided, however, that if on the date of the grant, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the date of the grant.
          (c) Substitute Options. Notwithstanding the provisions of paragraphs (a) and (b), in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.
     6.4 Expiration of Options. Subject to the provisions of Section 6.8 and Section 6.11, Options granted pursuant to this Article VI shall expire in accordance with this Section 6.4.
          (a) Expiration Dates in General. Each Option granted pursuant to this Article VI shall terminate no later than the first to occur of the following events:
     (i) The date for termination of the Option set forth in the written Award Agreement; or
     (ii) The expiration of ten (10) years measured from the date of the grant; or
     (iii) The expiration of three (3) months from the date of the Participant’s termination of employment (or termination as a Non-Employee Director) for a reason other than the Participant’s death, Disability, Retirement, or for Cause; or
     (iv) The expiration of one (1) year from the date of the Participant’s termination of employment (or termination as a Non-Employee Director) by reason of death, Disability or Retirement; or
     (v) The date of termination of employment (or termination as a Non-Employee Director) in the event of a termination for Cause.
          (b) Effect of Termination of Service. Notwithstanding Section 6.4(a) or 6.5:
     (i) Upon the death, Disability or Retirement of the Participant, each Option held by the Participant shall become exercisable in full (without regard to any installment or other vesting provisions thereof) and shall be exercisable thereafter until the first to occur of the dates set forth in Section 6.4(a)(i), (ii) or (iv).
     (ii) Upon Early Retirement, each Option held by a Participant who from such Early Retirement retires and agrees to remain retired from the industry (a “sunset arrangement”) shall become exercisable in full (without regard to any installment or other vesting provisions thereof) and shall be exercisable by the Participant until the earlier of the dates set forth in Section 6.4(a)(i), (ii) or (iii).
     (iii) In the event of the death of the Participant after his termination of employment (or his termination as a Non-Employee Director), but prior to the expiration of his Options, then his then exercisable Options shall be exercisable in full by his beneficiaries until the earlier of the date such
Options would have expired had the Participant survived until such date or the expiration of one (1) year from the date of the Participant’s termination.

     (iv) If the employment of the Participant (or his status as a Non-Employee Director) shall terminate for any reason other then death, Disability, Retirement, Early Retirement, or for Cause, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or three (3) months after such date of termination, whichever first occurs; provided, however, that in the event such termination occurs after a Change in Control, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or one (1) year after such date of termination of service, whichever first occurs.
     (v) Where termination of employment (or termination as a Non-Employee Director) is for Cause, rights under all Options shall terminate immediately upon such termination.
     6.5 Terms of Exercise. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion and prescribe in the Award Agreement; provided that, to the extent required to comply with Rule 16b-3, no Option shall be exercisable within the first six months of its term, unless death or Disability of the Participant occurs during such period. Each Option which is intended to qualify as an Incentive Stock Option under Section 422 of the Code shall comply with the applicable provisions of the Code pertaining to such Options. In the event that the Award Agreement does not set forth times with respect to the exercisability of Options, then each such Option granted to an Employee or Non-Employee Director shall become exercisable on the first anniversary of the date of the grant at the rate of one-fourth (25%) of the Shares which may be purchased under the Option (rounded down to the nearest whole number), and on each of the second, third and fourth anniversary of the date of the grant to the extent of an additional one-fourth (25%) of such Shares. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. Notwithstanding the foregoing, upon a Change in Control or an event described in Section 6.4(b)(i) or (ii), any and all Options granted under this Article VI shall become immediately exercisable in full.
     6.6 Method of Exercise; Cancellation of Related SAR.
          (a) Options shall be exercised by the Participant’s delivery of a written notice of exercise to the President of the Company (or his designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
          (b) The exercise of an Option shall cancel any Related SAR to the extent of the number of Shares as to which the Option is exercised. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.
     6.7 Payment Upon Exercise. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full as follows:
     (i) in cash or its equivalent (including, for this purpose, the proceeds from a cashless exercise program as permitted under Federal Reserve Board’s regulations);
     (ii) by tendering previously acquired Shares (which, if such shares have been acquired under this Plan, have been held at least six (6) months) having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price;
     (iii) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan; or
     (iv) by a combination of (i), (ii) and (iii), as the Committee, in its sole discretion, may permit.
     6.8 Limited Transferability of Options. (a) An Incentive Stock Option shall be exercisable only by the Participant during his lifetime and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant’s death. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

          (b) The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted to a Participant to be on terms which permit transfer by such Participant to:
     (i) the spouse, children or grandchildren of the Participant (“Immediate Family Members”),
     (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or
     (iii) a partnership in which such Immediate Family Members are the only partners, provided that (A) there may be no consideration for any such transfer, (B) the Award Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Section 6.8, and (C) subsequent transfers of transferred Options shall be prohibited except those in accordance with Article X.
          (c) Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided that for purposes of Article X hereof the term “Participant” shall be deemed to refer to the transferee. The provisions of Article VI and Article XII relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Participant, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in Article VI and Article XII.
     6.9 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.
     6.10 Stockholder Rights. The holder of an Option shall have no stockholder rights with respect to the Shares subject to the Option until such person shall have exercised the Option, paid the exercise price and become the recordholder of the purchased Shares.
     6.11 Additional Provisions Applicable to Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:
          (a) Annual Dollar Limitation. The aggregate Fair Market Value (determined on the date the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided, however, that in the event the Employee holds two or more Incentive Stock Options which become exercisable for the first time in the same calendar year, then those Incentive Stock Options up to such $100,000 limitation (determined in the order such Options were granted) shall continue to be Incentive Stock Options and the remainder shall be Nonqualified Stock Options.
          (b) Termination of Continuous Service; Exercise. Notwithstanding anything in this Plan to the contrary, no Incentive Stock Option may be exercised more than three (3) months after the Participant’s termination of employment with the Company and all Subsidiaries for any reason other than Disability or death (in which case the Incentive Stock Option may be exercised until the expiration of one (1) year from the date of death or Disability). In the event the Participant dies during the three-month period after termination of employment, the Incentive Stock Option may be exercised by such Participant’s beneficiaries for the period ending one (1) year after the date of the Participant’s death. In the event the Award Agreement or the Committee permits later exercise and the Incentive Stock Option is not exercised within such three (3) month or one (1) year period, whichever is applicable, then such Incentive Stock Option shall become a Nonqualified Stock Option.
          (c) Option Term. The term of each Incentive Stock Option shall be fixed by the Committee. Notwithstanding the foregoing, no Incentive Stock Option may be exercised after the expiration of ten (10) years from the date such Option is granted; provided, however, that if the Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the date such Option is granted.
ARTICLE VII
STOCK APPRECIATION RIGHTS
     7.1 Grant of Stock Appreciation Rights. Subject to the provisions of Section 1.3 and Article IV, Stock Appreciation Rights may be granted to Employees at any time and from time to time as shall be determined by the Committee. An SAR may be granted at the discretion of the Committee in any of the following forms:
•	In conjunction with Options;

•	In addition to Options;

•	Upon lapse of Options;

•	Independent of Options; or

•	Each of the above in connection with previously awarded Options.
     7.2 Exercise of SARs In Conjunction With Options. SARs granted in conjunction with Options may be exercised for all or part of the Shares subject to the Related Option upon the surrender of the right to exercise an equivalent number of Options. The SAR may be exercised only with respect to the Shares for which its Related Option is then exercisable. Option Shares with respect to which the SAR shall have been exercised may not be subject again to an Award under this Plan. SARs granted pursuant to this Section 7.2 with respect to which the Option Shares have been exercised will immediately lapse upon such exercise.
     7.3 Exercise of SARs in Addition to Options. SARS granted in addition to Options shall be deemed to be exercised upon the exercise of the Related Options.
     7.4 Exercise of SARs Upon Lapse of Options. SARs granted upon lapse of Options shall be deemed to have been exercised upon the lapse of the Related Options as to the number of Shares subject to the Options. Notwithstanding Section 4.2, cancelled Options in an amount equal to the related SARs shall not be available again for Awards under the Plan.
     7.5 Exercise of SARs Independent of Options. SARs granted independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.
     7.6 Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount (subject to Section 7.7 below) determined by multiplying:
          (a) The difference between the Fair Market Value of a Share at the date of exercise over the Fair Market Value of a Share on the date the right is granted, by
          (b) The number of Shares with respect to which the Stock Appreciation Right is exercised.
     7.7 Form and Timing of Payment. At the discretion of the Committee, payment for SARs may be made in cash or Shares, or in a combination thereof.
     7.8 Limit of Appreciation. At the time of grant, the Committee may establish in its sole discretion, a maximum amount per Share which will be payable upon exercise of an SAR.
     7.9 Term of SAR. The term of an SAR granted under the Plan shall not exceed ten (10) years.

     7.10 Termination of Service. In the event the termination of a Participant’s service for any reason, any SARs outstanding shall terminate in the same manner as specified for Options under Section 6.4(b) hereof.
     7.11 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable only by the Participant during his lifetime.
ARTICLE VIII
RESTRICTED STOCK
     8.1 Grant of Restricted Stock. Subject to the provisions of Section 1.3 and Article IV, the Committee, at any time and from time to time, may grant an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of the grant. Each Restricted Stock Award shall be evidenced by an Award Agreement.
     8.2 Transferability of Restricted Stock. The Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of any Period of Restriction specified in the Award Agreement, or until the earlier satisfaction of any other conditions specified in the Award Agreement (which may include the attainment of pre-established performance goals as defined in Section 8.8 hereof). Limitations on the transferability of Restricted Stock shall be set forth in the Award Agreement.
     8.3 Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock granted under the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and shall legend the Share certificates representing the Restricted Stock to give appropriate notice of such restrictions.
     8.4 Voting Rights. Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to such Shares of Restricted Stock.
     8.5 Dividends and Other Distributions. Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares of Restricted Stock. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.
     8.6 Termination of Service Due to Retirement, Death or Disability. In the event a Participant’s employment (or his status as a Non-Employee Director) terminates due to his or her Retirement, death or Disability, the remaining restrictions with respect to the Restricted Stock, except as otherwise provided by the Committee in the Award Agreement pursuant to Sections 8.2 or 8.3 hereof, shall automatically terminate so that all Shares of Restricted Stock shall be free of all restrictions and freely transferable.
     8.7 Termination of Service For Reasons Other than Retirement, Death, or Disability. In the event a Participant’s employment (or his status as a Non-Employee Director) terminates for reasons other than Retirement, death, or Disability, all Restricted Stock subject to restrictions shall be forfeited and reacquired by the Company at the price paid by the Participant. Notwithstanding the foregoing, the Committee, in its sole discretion, may waive the restrictions remaining with respect to Shares of Restricted Stock.
     8.8 Performance Goals. One or more of the following business criteria for the Company, on a consolidated basis, and/ or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals: (1) revenue measures; (2) operating income, earnings form operations, earnings before or after taxes, or earnings before or after extraordinary or special items, (3) net income per common share (basic or diluted) or earnings per share (basis or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) efficiency ratio; (7) economic profit or value created; (8) net interest margin; (9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, costs targets, customer satisfaction and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.
     8.9 Automatic Grant of Restricted Stock to Non-Employee Directors. Each Non-Employee Director elected or appointed to serve as a Director for the first time starting with the 2004 annual meeting of stockholders of the Company shall automatically be granted 3,000 Shares of Restricted Stock with the first grants being made to qualified Non-Employee Directors on the fifth business day after the stockholders of the Company approve the Plan. The Restricted Stock shall vest as follows: 1,000 Shares shall vest on the fifth business day after the date on which the Non-Employee Director is first elected or appointed; and an additional 1,000 shares shall vest on each of the two succeeding anniversaries of such Non-Employee Director’s election or, if appointed, on each of the next two succeeding annual meetings of stockholders, provided that such Non-Employee Director is still serving as a Director of the Company on each such anniversary date; provided, further, that with respect to any Non-Employee Director elected for the first time at the 2004 annual meeting of stockholders, the first 1,000 shares shall vest on the fifth business day after the 2005 annual meeting of stockholders.
ARTICLE IX
RESTRICTED STOCK UNITS
     9.1 Grant of Restricted Stock Units. Subject to the provisions of Section 1.3 and Article IV, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan to such Employees or Non-Employee Directors as it shall determine. Each Restricted Stock Unit Award shall be evidenced by an Award Agreement and may provide for payment to the Participant in cash or Shares or a combination thereof upon expiration of the Period of Restriction. The Committee, in its discretion, may permit a Participant to defer receipt of Common Stock or a cash payment beyond the expiration of any applicable Period of Restriction or the satisfaction of other restrictions imposed by the Committee.
     9.2 Transferability of Restricted Stock Units. Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of any Period of Restriction specified in the Award Agreement, or until the earlier satisfaction of any other conditions specified in the Award Agreement (which may include the attainment of pre-established performance goals as defined in Section 8.8 hereof).
     9.3 Other Restrictions. The Committee shall impose such other restrictions on Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws.
     9.4 Rights as a Stockholder. No voting or dividend rights as a stockholder shall exist with respect to Restricted Stock Units prior to the issuance of Shares in the name of the Participant. An Award Agreement may provide for dividend equivalent units.
     9.5 Termination of Service Due to Retirement, Death, or Disability. In the event a Participant’s employment (or his status as a Non-Employee Director) terminates due to his Retirement, death or Disability, the remaining restrictions with respect to the Restricted Stock Units, except as otherwise provided by the Committee in the Award Agreement pursuant to Sections 9.2 or 9.3 hereof, shall automatically terminate and the Participant shall be entitled to receive Shares or a cash payment, or a combination thereof, provided in the Award Agreement.
     9.6 Termination of Service For Reasons Other Than Retirement, Death, or Disability. In the event that a Participant’s his employment (or his status as a Non-Employee Director) terminates with the Company for reasons other than Retirement, death, or Disability, all Restricted Stock Units subject to restrictions shall be forfeited and returned to the Company; provided, however, that, the Committee in its sole discretion may waive restrictions remaining on any or all Restricted Stock Units and distribute Shares or make a cash payment, or a combination thereof, as set out in the Award Agreement.

     9.7 Application of Section 409A of the Code. Section 409A of the Code will apply to Restricted Stock Unit Awards until otherwise provided by Treasury regulations or other guidance issued by the U.S. Department of Treasury.
ARTICLE X
BENEFICIARY DESIGNATION
     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
ARTICLE XI
RIGHTS OF PARTICIPANTS
     11.1 Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment (or status as a Director) at any time, nor confer upon any Participant any right to continue in the employ (or as a Director) of the Company or a Subsidiary.
     11.2 Participation. No Employee (or Non-Employee Director) shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.
ARTICLE XII
CHANGE IN CONTROL
     Except as expressly provided otherwise in an Award Agreement, in the event of a Change in Control as defined in Section 2.1 above, all Awards under the Plan shall vest 100% and shall be fully exercisable, whereupon all Options and SARs shall become exercisable in full and the restrictions applicable to Restricted Stock and Restricted Stock Units (including any Period of Restriction) shall terminate.
ARTICLE XIII
AMENDMENT, MODIFICATION, AND TERMINATION
     13.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law.
     13.2 Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent the Board deems necessary or desirable or to comply with applicable laws or the rules of the NASDAQ National Market System or any other system or exchange on which the Shares are then listed or quoted. Notwithstanding the foregoing, the Board shall obtain stockholder approval to amend the Plan to (i) materially increase the maximum number of Shares issuable under the Plan (except for permissible adjustments under Section 4.4); (ii) materially increase the benefits accruing to Participants in the Plan; or (iii) materially modify the eligibility requirements for participation in the Plan.
     13.3 Effect of Amendment or Termination. No amendment, termination, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan or the rights of any Participant without the written consent of the Participant holding such Award.

ARTICLE XIV
WITHHOLDING
     14.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.
     14.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction; provided, however, that in the event a deferral election is in effect with respect to the Shares deliverable upon exercise of an Option, then the Participant may only elect to have such withholding made from the Shares tendered to exercise such Option. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
ARTICLE XV
INDEMNIFICATION
     Each Person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Certificate or By-laws of the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
ARTICLE XVI
SUCCESSORS
     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/ or assets of the Company or otherwise.
ARTICLE XVII
LEGAL CONSTRUCTION
     17.1 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
     17.2 Governing Law. To the extent not preempted by Federal law, the Plan and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.
* * *

     IN WITNESS WHEREOF, Midwest Banc Holdings, Inc. by its appropriate officers duly authorized, has executed this instrument this 3rd day of May, 2006.

MIDWEST BANC HOLDINGS, INC.

By:	/s/James J. Giancola

As its:	President and Chief Executive Officer